SCHEDULE A
                        AMENDED AS OF DECEMBER 30, 2016
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                        DATED FEBRUARY 10, 2015 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                           WESTWOOD MANAGEMENT CORP.

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

                                                        MAXIMUM ANNUAL                     INITIAL TERM
        NAME OF FUND                                OPERATING EXPENSE LIMIT                  END DATE
-----------------------------------------------------------------------------------------------------------------
                                                 Institutional Shares    0.75%           February 28, 2017
Westwood Large Cap Value Fund                    Class A Shares          1.00%           February 28, 2017
                                                 Institutional Shares    0.90%           February 28, 2016
Westwood Income Opportunity Fund                 Investor Class          1.15%           February 28, 2016
Westwood SMidCap Fund                            Institutional Shares    1.25%           February 28, 2016
Westwood Small Cap Value Fund                    Institutional Shares    1.10%           February 28, 2016
Westwood Low Volatility Equity Fund              Institutional Shares    0.75%           February 28, 2018
Westwood SMidCap Plus Fund                       Institutional Shares    1.00%           February 28, 2016
Westwood Short Duration High Yield Fund          Institutional Shares    0.80%           February 28, 2017
                                                 Class A Shares          1.05%           February 28, 2017
Westwood Global Equity Fund                      Institutional Shares    1.00%           February 28, 2016
                                                 Class A Shares          1.25%           February 28, 2016
Westwood Global Dividend Fund                    Institutional Shares    1.00%           February 28, 2016
                                                 Class A Shares          1.25%           February 28, 2016
Westwood Emerging Markets Fund                   Institutional Shares    1.20%           February 28, 2016
                                                 Class A Shares          1.45%           February 28, 2016
Westwood Emerging Markets Plus Fund              Institutional Shares    1.20%           February 28, 2016
                                                 Class A Shares          1.45%           February 28, 2016
Westwood MLP and Strategic Energy Fund           Institutional Shares    1.00%           February 28, 2017
Westwood Opportunistic High Yield Fund           Institutional Shares    0.75%           February 28, 2017
                                                 Ultra Shares            0.60%           February 28, 2017
Westwood Market Neutral Income Fund              Institutional Shares    1.20%           February 28, 2017
                                                 Ultra  Shares           1.05%           February 28, 2017
Westwood Strategic Global Convertibles Fund      Institutional Shares    0.85%           February 28, 2017
Westwood Worldwide Income Opportunity Fund       Institutional Shares    0.95%           February 28, 2017

Acknowledged and Accepted by:

THE ADVISORS INNER CIRCLE FUND,

/s/ Michael  Beattie
----------------------
Name: Michael  Beattie
Title: President

WESTWOOD  MANAGEMENT  CORP.

/s/ William R. Hardcastle, Jr.
--------------------------------
Name: William R. Hardcastle, Jr.
Title: SVP